UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-2

ARCADIA BIOSCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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202 Cousteau Place, Suite 105

Davis, CA 95618

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Wednesday, June 7, 2017

Dear Stockholders of Arcadia Biosciences, Inc.:

We are pleased to invite you to attend our 2017 Annual Meeting of Stockholders to be held on Wednesday, June 7, 2017 at 4:00 p.m. Pacific Time at the Hyatt Regency, 1333 Bayshore Highway, Burlingame, California 94010 (the “Annual Meeting ”). At the Annual Meeting, we will ask you to consider the following proposals:

•	To elect two (2) Class II directors;
•	To approve an amendment to our amended and restated certificate of incorporation to decrease the number of authorized shares of our common stock from 400,000,000 shares to 150,000,000 shares;
•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2017; and
•	To transact such other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors has fixed the close of business on April 12, 2017 as the record date for the Annual Meeting. Stockholders of record as of April 12, 2017 may vote at the Annual Meeting or any postponements or adjournments of the meeting. This notice of annual meeting, proxy statement, and form of proxy are being made available on or about _________, 2017.

Your vote is important. Whether or not you plan to attend the meeting in person, we would like for your shares to be represented. Please vote as soon as possible via the Internet, telephone, or mail.

Sincerely,

Matthew T. Plavan

Chief Financial Officer & Corporate

Secretary

Davis, California

_________, 2017

Whether or not you expect to participate in the Annual Meeting, please vote via the Internet, by phone, or complete, date, sign and promptly return the accompanying proxy card or voting instruction card in the enclosed postage-paid envelope so that your shares may be represented at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting To Be Held on June 7, 2017: This Proxy Statement, along with the Annual Report on Form 10-K for the fiscal year ended December 31, 2016, is available at the following website: www.proxyvote.com .

PROXY STATEMENT

2016 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Wednesday, June 7, 2017

i

ARCADIA BIOSCIENCES, INC.

PROXY STATEMENT

FOR 2017 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 4:00 p.m. Pacific Time on Wednesday, June 7, 2017

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors (the “Board” or “Board of Directors”) for use at the 2017 annual meeting of stockholders of Arcadia Biosciences, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on Wednesday, June 7, 2017 at 4:00 p.m. Pacific Time at the Hyatt Regency, 1333 Bayshore Highway, Burlingame, California 94010. References in this Proxy Statement to “we,” “us,” “our,” “the Company” or “Arcadia” refer to Arcadia Biosciences, Inc.

The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report is first being mailed on or about _________, 2017 to all stockholders entitled to vote at the Annual Meeting.

THE INFORMATION PROVIDED IN THE “QUESTION AND ANSWER” FORMAT

BELOW IS FOR YOUR CONVENIENCE ONLY AND IS MERELY A SUMMARY OF

THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD

READ THIS ENTIRE PROXY STATEMENT CAREFULLY.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

Q:	What is included in the proxy materials?
A:

The proxy materials include this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC on March 8, 2017 (the “Annual Report”). These materials were first made available to you via the Internet on or about _________, 2017. Our principal executive offices are located at 202 Cousteau Place, Suite 105, Davis, CA 95618, and our telephone number is (530) 756-7077. We maintain a website at www.arcadiabio.com. The information on our website is not a part of this Proxy Statement.

Q:	Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
A:

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this Proxy Statement and the Annual Report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about _________, 2017 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials via the Internet to help reduce the environmental impact of our annual meetings of stockholders.

Q:	What items will be voted on at the Annual Meeting?
A:	Stockholders will vote on the following items at the Annual Meeting:
•	to elect Eric J. Rey and Gregory D. Waller as Class II directors;
•

to approve our amended and restated certificate of incorporation (the “Certificate of Incorporation”) to decrease the number of authorized shares of our common stock from 400,000,000 shares to 150,000,000 shares;

•	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2017; and
•	to transact such other business that may properly come before the Annual Meeting or at any adjournment or postponement thereof.
Q:	How does the Board of Directors recommend I vote on these proposals?
A:	The Board recommends a vote:
•	FOR the election of Eric J. Rey and Gregory D. Waller as Class II directors;
•	FOR the approval of the amendment to the Certificate of Incorporation to decrease the number of authorized shares of our common stock from 400,000,000 shares to 150,000,000 shares; and
•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2017.
Q:	Who may vote at the Annual Meeting?
A:

Stockholders of record as of the close of business on April 12, 2017 (the “Record Date”) are entitled to receive notice of, to attend, and to vote at the Annual Meeting. As of the Record Date, there were 42,664,821 shares of Arcadia’s common stock issued and outstanding, held by 47 holders of record. Each share of Arcadia’s common stock is entitled to one (1) vote on each matter.

Q:	What is the voting requirement to approve each of the proposals?
A:

Each director is elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors at the Annual Meeting. “Plurality” means that the nominees who receive the largest number of votes cast “for” are elected as directors.

Accordingly, the two nominees receiving the highest number of affirmative votes will be elected as Class II directors to serve until the 2020 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. Abstentions and broker non-votes will have no effect on the outcome of the vote.

The approval of the amendment to the Certificate of Incorporation to decrease the number of authorized shares of our common stock requires the affirmative vote of the holders of a majority of the outstanding shares entitled to vote. Abstentions and broker non-votes will have the same effect as a vote “against” the proposal. With respect to this proposal, if a stockholder is a beneficial owner of shares held in street name, such stockholder’s bank, broker or other nominee will not be permitted to vote such stockholder’s shares on the approval of the amendment to our Certificate of Incorporation unless the bank or broker receives voting instructions from such stockholder.

The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on such proposal. Abstentions are treated as shares present and entitled to vote for purposes of such proposal and, therefore, will have the same effect as a vote “against” the proposal. Broker non-votes will not count as votes cast for purposes of this proposal.

A summary of the voting provisions, provided a valid quorum is present or represented at the Annual Meeting, for the matters described in “What items will be voted on at the Annual Meeting?” is as follows:

Proposal No.	Vote	Board Voting Recommendation	Routine or Non-Routine	Discretionary Voting by Broker Permitted?	Vote Required for Approval	Impact of Abstentions	Impact of Broker Non-votes (Uninstructed Shares)
1	Election of director nominees	FOR	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you.	No	Plurality	No impact	No impact
2	Amendment to the Certificate of Incorporation	FOR	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you.	No	Majority of outstanding shares entitled to vote	Has the same effect as a vote against	Has the same effect as a vote against
3	Ratification of independent registered public accounting firm	FOR	Routine, thus if you hold your shares in street name, your broker may vote your shares for you absent any other instructions from you.	Yes	Majority of shares present or represented by proxy and entitled to vote	Has the same effect as a vote against	Broker has the discretion to vote

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?
A:

At the Annual Meeting, the presence in person or by proxy of a majority of the aggregate voting power of the stock issued and outstanding and entitled to vote at the Annual Meeting is required for the Annual Meeting to proceed. If you have returned valid proxy instructions or attend the Annual Meeting in person, your shares of

Common Stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the meeting.
Q:	If I am a stockholder of record of Arcadia’s shares, how do I vote?
A:	If you are a stockholder of record, there are four ways to vote:
•	In person. You may vote in person at the Annual Meeting. The Company will give you a ballot when you arrive.
•	Via the Internet. You may vote by proxy via the Internet by following the instructions found on the proxy card.
•	By Telephone . You may vote by proxy by calling the toll-free number found on the proxy card.
•	By Mail . You may vote by proxy by filling out the proxy card and returning it in the envelope provided. If you vote by mail, your proxy card must be received by June 6, 2017.

Please note that the Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time (8:59 p.m. Pacific Time) on June 6, 2017.

Q:	If I am a beneficial owner of shares held in street name, how do I vote?
A:

If you are a beneficial owner of shares held in street name, you should have received from your broker, bank, trustee or other nominee instructions on how to vote or instruct the broker to vote your shares, which are generally contained in a “vote instruction form” sent by the broker, bank, trustee or other nominee. Please follow their instructions carefully. Street name stockholders generally may vote by one of the following methods:

•

In person . If you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy to you by your broker, bank, trustee, or other nominee.

•	Via the Internet . You may vote by proxy via the Internet by following the instruction form provided to you by your broker, bank, trustee, or other nominee.
•	By Telephone . You may vote by proxy by calling the toll-free number found on the vote instruction form provided to you by your broker, bank, trustee, or other nominee.
•	By Mail . You may vote by proxy by filling out the vote instruction form and returning it in the envelope provided to you by your broker, bank, trustee, or other nominee.
Q:	What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
A:

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you are considered the stockholder of record with respect to those shares, and the Notice or these proxy materials were sent directly to you by Arcadia.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and the Notice or these proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.

Q:	How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
A:

Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. Your broker will not have discretion to vote on the election of directors or on the proposal to amend and restate the Certificate of Incorporation, which are “non-routine” matters, absent direction from you, resulting in broker non-votes.

Q:	Can I change my vote or revoke my proxy?
A:	You may change your vote or revoke your proxy at any time prior to the taking of the vote at the Annual Meeting.

If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to Arcadia’s Corporate Secretary at Arcadia Biosciences, Inc., 202 Cousteau Place, Suite 105, Davis, CA 95618 prior to your shares being voted, or (3) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote in person at the Annual Meeting.

For shares you hold beneficially in street name, you generally may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Q:	Can I attend the meeting in person?
A:

You are invited to attend the Annual Meeting if you are a registered stockholder or a street name stockholder as of April 12, 2017, the Record Date. In order to enter the Annual Meeting, you must present a form of photo identification acceptable to us, such as a valid driver’s license or passport. If you hold your shares beneficially in street name, you will need to provide proof of stock ownership as of the Record Date. Please note that since a street name stockholder is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. Please be aware that attendance at the Annual Meeting will not, by itself, revoke a proxy.

Q:	If I submit a proxy, how will it be voted?
A:

When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote or revoke my proxy?”

Q:	How are proxies solicited for the Annual Meeting?
A:

Our Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We may, on request, reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank, or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

Q:	What should I do if I get more than one proxy or voting instruction card?
A:

Stockholders may receive more than one set of voting materials, including multiple copies of the proxy materials and multiple Notices, proxy cards, or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one set of proxy materials or one Notice. You should vote in accordance with all of the proxy cards and voting instruction cards you receive relating to our Annual Meeting to ensure that all of your shares are counted.

Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
A:

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process is commonly referred to as “householding.”

Brokers with account holders who are Arcadia stockholders may be householding our proxy materials. A single set of proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you notify your broker or Arcadia that you no longer wish to participate in householding.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: Investor Relations, Arcadia Biosciences, Inc., 202 Cousteau Place, Suite 105, Davis, CA 95618 or (3) contact our Investor Relations department by email at ir@arcadiabio.com or by telephone at (530) 750-7191. Stockholders who receive multiple copies of the proxy statement or annual report at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Annual Report and Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Q:	What if I have questions about my Arcadia shares or need to change my mailing address?
A:

You may contact our transfer agent, AST, by telephone at (800) 937-5449 (U.S.) or (718) 921-8124 (outside the U.S.), or by email at info@amstock.com, if you have questions about your Arcadia shares or need to change your mailing address.

Q:	Who will tabulate the votes?
A:	An affiliate of Broadridge Financial Solutions, Inc. will serve as the Inspector of Elections and will tabulate the votes at the Annual Meeting.
Q:	Where can I find the voting results of the Annual Meeting?
A:

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to this Current Report on Form 8-K as soon as they become available.

Q:	What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?
A:

Stockholder Proposals: Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals in writing to Arcadia’s Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2018 Annual Meeting of Stockholders, the Corporate Secretary of Arcadia must receive the written proposal at our principal executive offices no later than December 27, 2017. If we hold our 2018 Annual Meeting of Stockholders more than 30 days before or after June 7, 2018 (the one-year anniversary date of the 2017 Annual Meeting of Stockholders), we will disclose the new deadline by which stockholders proposals must be received in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or a Current Report on Form 8-K. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and related SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

Proposals should be addressed to:

Arcadia Biosciences, Inc.

Attn: Corporate Secretary

202 Cousteau Place, Suite 105

Davis, CA 95618

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting is business that is (1) pursuant to our proxy materials with respect to such meeting, (2) by or at the direction of our Board of Directors, or (3) by a stockholder (i) who is a stockholder of record at the time the stockholder provides proper written notice of the proposal which the stockholder seeks to present at our annual meeting and (ii) who has timely complied in proper written form with the notice procedures set forth in our amended and restated bylaws. In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to our amended and restated bylaws and applicable law. To be timely for our 2018 Annual Meeting of Stockholders, the Corporate Secretary must receive the written notice at our principal executive offices:

•	not earlier than the close of business on February 7, 2018, and
•	not later than the close of business on March 9, 2018.

If we hold our 2018 Annual Meeting of Stockholders more than 30 days before or after June 7, 2018 (the one-year anniversary date of the 2017 Annual Meeting of Stockholders), then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received by the Corporate Secretary at our principal executive offices not later than the close of business on the later of:

•	the 90th day prior to such annual meeting, and
•	the 10th day following the day on which public announcement of the date of such annual meeting is first made.

If a stockholder who has notified us of his, her, or its intention to present a proposal at an annual meeting does not appear to present his, her, or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

To be in proper written form, a stockholder’s notice to the Corporate Secretary shall set forth:

(A)

As to each matter of business the stockholder intends to bring before the annual meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend our bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made,

(B)

As to the stockholder giving notice and the beneficial owner, if any, on whose behalf the business is proposed (each, a “party”), (1) the name and address of each such party; (2) the class, series and number of shares of capital stock of the Company which are owned, directly or indirectly, beneficially and of record by each such party, (3) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company, (4) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any shares of any security of the Company, (5) any short interest in any security of the Company held by each such party (a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (6) any rights to dividends on the shares of the Company owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Company, (7) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which either party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (8) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information set forth in this paragraph shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than ten (10) days after the record date for determining the stockholders entitled to notice of the meeting and/or to vote at the meeting to disclose such ownership as of such record date) (these preceding eight requirements, collectively referred to as the “Notice Requirements”).

Nomination of Director Candidates : A stockholder that wants to recommend a candidate for election to the Board should direct the recommendation in writing by letter to the Company, attention of the Corporate Secretary, at 202 Cousteau Place, Suite 105, Davis, CA 95618. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company, and evidence of the recommending stockholder’s ownership of Company stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board membership.

In addition, our amended and restated bylaws permit eligible stockholders to nominate directors for election at an annual meeting of stockholders. To be eligible, a stockholder must be a stockholder of record at the time the stockholder provides proper written notice of the proposed nomination. Nominations by eligible stockholders must also be in proper written form in compliance with our amended and restated bylaws as summarized below. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time periods described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

To be in proper written form, a stockholder’s notice to the Corporate Secretary shall set forth:

(A)

As to each person whom the stockholder proposes to nominate for election or re-election as a director (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, and (2) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

(B)	As to each party on whose behalf the nomination is made, the Notice Requirements as described on pages 7 and 8 of this Proxy Statement.

Availability of Bylaws : A copy of our amended and restated bylaws is available in the Investors section of our website at http://ir.arcadiabio.com under “Corporate Governance.” You may also contact the Corporate Secretary at the address given above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. The bylaws, and not the foregoing summary, together with applicable law, control stockholder actions and nominations relating to our annual meetings.

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

Executive Officers and Directors

The following table sets forth the names, ages and positions of our executive officers, directors, and director nominees (ages as of April 12, 2017):

Name	Age	Position
Rajendra Ketkar	62	President, Chief Executive Officer, and Director
Matthew T. Plavan	53	Chief Financial Officer
Zhongjin Lu, Ph.D.	51	Vice President of Product Development
George F.J. Gosbee	47	Interim Chair of the Board of Directors
Kevin Comcowich	48	Director
Uday Garg	38	Director
Eric J. Rey	61	Director Nominee
Gregory D. Waller	67	Director Nominee

Executive Officers

Rajendra Ketkar has served as President and Chief Executive Officer of the Company since May 2016 and as director since June 2016. Mr. Ketkar brings nearly 35 years of agriculture and agricultural biotechnology business experience in the U.S. and internationally. Mr. Ketkar spent more than 30 years in a variety of business, operations, and strategy roles for Monsanto Company, during which time he demonstrated successes in agricultural trait commercialization and growth around the globe. As joint managing director of Mahyco-Monsanto Biotech Ltd. in India, Mr. Ketkar led the launch of Bt cotton, the country’s first agricultural biotechnology product. In addition to his operations and trait commercialization experience, Mr. Ketkar served as director of biotechnology strategy for Monsanto, where he led the development of the company’s trait stacking technology from 2009 to 2012. Prior to joining Arcadia, Mr. Ketkar served as the principal consultant of RDK Global Consulting LLC, a U.S.-based firm specializing in working with companies in the U.S. and Asia. Mr. Ketkar has a bachelor of technology degree in Chemical Engineering from the Institute of Technology, Banaras Hindu University, India, an MS in Chemical Engineering from Oklahoma State University, and an MBA from University of New Orleans.

Matthew T. Plavan has served as our Chief Financial Officer since September 2016. Mr. Plavan brings nearly 30 years of financial and executive leadership experience to the Company in the areas of business operations, fiscal management and strategy, commercial partnering, M&A and integration activities, and public and private equity fundraising. Mr. Plavan served in multiple executive capacities, including CFO, COO, CEO, and board member with Cesca Therapeutics, Inc., a company engaged in research, development and commercialization of autologous cell-based therapeutics, from 2005 until 2015. Prior to that, Mr. Plavan held CFO positions with venture and private equity-backed technology companies, including StrionAir, Inc. from 2002 to 2005, and InPhonic, Inc. (formerly Reason Inc.) from 2000 to 2002. Mr. Plavan also held executive finance positions with McKesson Corporation from 1993 to 2000 and audit and advisory management positions with Ernst & Young from 1987 to 1993. Mr. Plavan is a California certified public accountant and earned a bachelor of arts degree in business economics from the University of California, Santa Barbara.

Zhongjin Lu, Ph.D. has served as our Vice President of Product Development since February 2010. He previously served as our Director of Product Development and Plant Breeding from our inception until February 2010. Dr. Lu has over 30 years of experience in agronomy, crop genetics and breeding, plant physiology, and agricultural biotechnology. Prior to joining our Company, Dr. Lu was the Director of Plant Breeding and Senior Scientist at Seaphire International, Inc., a seawater-based agricultural company in Arizona. Before his work with Seaphire, Dr. Lu worked for Monsanto Company where he was responsible for the project of salicornia genetic improvement for saline agriculture. Prior to Monsanto Company, Dr. Lu was associated with the University of Arizona, USA, and Jiangsu Academy of Agricultural Sciences, China. Dr. Lu holds an M.S. in Plant Genetics and Breeding from Nanjing Agricultural University, China, and a Ph.D. in Plant Physiology from Technion—Israel Institute of Technology.

Each executive officer serves at the discretion of our Board of Directors and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Nominees for Director

Eric J. Rey is one of our founders and served as our President and Chief Executive Officer of our company from August 2003 until his resignation in February 2016. He also served as a member of our board of directors from 2005 until February 2016. Mr. Rey has served as a director of Phytelligence, Inc. since 2015, and as a director and a member of the compensation committee of Texas Crop Science, LLC since 2016. Mr. Rey has approximately 35 years of management experience in agricultural biotechnology, most of which have focused specifically on food, feed, and industrial products from agricultural biotechnology. Prior to founding our company, Mr. Rey worked as a partner with Rockridge Group, a management consulting firm, to manage the development of strategic partnerships for early-stage companies developing genomic, biopharmaceutical, nutraceutical, crop protection, animal nutrition and health, alternative crop, and industrial products. Prior to his work with Rockridge, Mr. Rey served as Vice President of Operations with Calgene Inc. for 17 years, including two years with Monsanto Company following its acquisition of Calgene. During his 17 years at Calgene and Monsanto, he was responsible for the establishment and management of the company's operational, product development, and agricultural infrastructure. Mr. Rey holds a B.S. in Plant Science from the University of California, Davis. We believe that Mr. Rey is qualified to serve as a member of our board of directors because of his extensive and unique knowledge of the company’s operations and business by virtue of his prior service as President and Chief Executive Officer for more than a decade, in addition to his prior service as a director of our company.

Gregory D. Waller has served as a director of Sunshine Heart since August 2011. Mr. Waller also serves on the board of Endologix Corporation and is the chair of its audit committee and a member of its nominating and governance committee. Until April 2015, Mr. Waller was Chief Financial Officer of Ulthera Corporation, a privately-held company providing ultrasound technology for aesthetic and medical applications, which was sold to Merz North America in July 2014. From March 2006 until April 2011, Mr. Waller was Chief Financial Officer of Universal Building Products, a manufacturer of concrete construction accessories. Mr. Waller served as Vice President-Finance, Chief Financial Officer and Treasurer of Sybron Dental Specialties, Inc., a manufacturer and marketer of consumable dental products, from August 1993 until his retirement in May 2005 and was formerly the Vice President and Treasurer of Kerr, Ormco Corporation, and Metrex. Mr. Waller’s prior board experience includes service as a director for the following publicly-traded companies: Cardiogenesis Corporation, from April 2007 until its acquisition by Cryolife in 2011; Clarient, Inc., from December 2006 until its acquisition by General Electric Company in December 2010; Biolase Technology, Inc., from October 2009 to August 2010; SenoRx, Inc., from May 2006 until its acquisition by C.R. Bard, Inc. in July 2010; and Alsius Corporation, from June 2007 until its acquisition by Zoll Medical Corporation in September 2009. Mr. Waller has an M.B.A. with a concentration in Accounting from California State University, Fullerton. We believe Mr. Waller is qualified to serve as a member of our board of directors because of his 44 years of financial and management experience, as well as his familiarity with public company board functions from his service on the boards of other public companies.

Other Non-Employee Directors

George F.J. Gosbee has served as a director of our Company since May 2015 and as the interim chair of the board since November 2016. In May 2010, Mr. Gosbee founded the investment firm AltaCorp Capital Inc., where he currently serves as Chief Executive Officer and Chair of the board of directors. Since 2013, Mr. Gosbee has been a co-owner of the Arizona Coyotes, a National Hockey League team. Prior to founding AltaCorp Capital, Mr. Gosbee founded Capital Global Inc., a global energy investment firm, where he served as President, Chief Executive Officer, and Chair of the board of directors until its acquisition in 2009. Mr. Gosbee is a director and former Vice Chair of Alberta Investment Management Co, an investment fund, and a director of BioAmber Inc., an industrial biotechnology company producing sustainable chemicals. He also served as a director of Chrysler Group LLC from July 2009 to September 2011. He holds a Bachelor of Commerce from the University of Calgary, where he specialized in finance and petroleum land management. We believe Mr. Gosbee is qualified to serve on our Board of Directors due to his twenty years of experience in corporate finance, investment banking, and global capital markets, which provides our board with valuable insights on financial and strategic planning matters.

Uday Garg has served as a director of our Company since June 2014. He has also served as a director of Jain Fresh Foods Limited, India since March 2016. Mr. Garg founded Mandala Capital, a private equity fund, in 2008 and has served as managing director and a director since its inception. As part of his duties at Mandala, Mr. Garg serves on the boards of various Mandala portfolio companies and affiliated investment vehicles. Previously, Mr. Garg was a portfolio manager at Duet Group, Altima Partners, and Amaranth Advisors. He began his career as an investment banker in the corporate finance and mergers and acquisitions department of Deutsche Bank. He holds a B.S. in Economics with a concentration in Finance from the Wharton School of Business at the University of Pennsylvania. We believe Mr. Garg is qualified to serve on our Board of Directors due to his considerable experience in the private equity industry and extensive knowledge of the seed business in India, which provides our Board of Directors a useful perspective on our business strategy in India.

Kevin Comcowich has served as a director of our Company since November 2016. He has most recently served as the chief executive officer and portfolio manager of HTX Energy Fund in Houston, Texas. He was previously the president and chief investment officer (CIO) of Sound Energy Partners and served as CIO and research analyst for Southport Energy Plus Partners Fund. Mr. Comcowich received his MBA from the University of Indiana and earned his bachelor’s degree from the College of the Holy Cross. We believe Mr. Comcowich is qualified to serve on our board of directors due to his extensive experience in financial leadership, business strategy, investment management and global capital market strategies.

Board Composition

Our business and affairs are managed under the direction of our Board of Directors. The number of directors is fixed by our Board of Directors, subject to the terms of our Certificate of Incorporation and amended and restated bylaws. Our Board of Directors currently consists of six directors, four of whom qualify as “independent” under the listing standards of The Nasdaq Stock Market.

Our amended and restated bylaws permit our Board of Directors to establish by resolution the authorized number of directors, and as of April 12, 2017, seven directors are currently authorized. We currently have one vacant position for a Class III director.

In accordance with our Certificate of Incorporation and our amended and restated bylaws, our Board of Directors is divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Our directors are divided among the three classes as follows:

•	the Class I directors are George F.J. Gosbee, Rajendra Ketkar, and Kevin Comcowich, and their terms will expire at the annual meeting of stockholders to be held in 2019;
•	the Class II directors are Rajiv Shah, and Vic C. Knauf, and their terms will expire at the Annual Meeting; and
•	the Class III director is Uday Garg, and his term will expire at the annual meeting of stockholders to be held in 2018.

The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change of control. Under Delaware law, our directors may be removed for cause by the affirmative vote of the holders of a majority of our outstanding voting stock. Directors may not be removed by our stockholders without cause.

Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Board Meetings and Director Communications

During fiscal year 2016, the Board of Directors held 11 meetings and each director except Rajiv Shah attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she served during the periods that he or she served. Although, we have no formal policy regarding director attendance at annual meetings, we encourage all directors to attend. A majority of the directors attended last year’s annual meeting of stockholders.

Stockholders and other interested parties may communicate with the non-management members of the Board of Directors by mail sent to the Company’s Corporate Secretary in Davis, CA, addressed to the intended recipient and care of the Corporate Secretary. The Corporate Secretary will review all incoming stockholder communications (except for mass mailings, job inquiries, business solicitations and patently offensive or otherwise inappropriate material) and route such communications as appropriate to member(s) of the Board of Directors. For a more detailed description of stockholder communications, see “Communications with Our Board of Directors.”

Director Independence

Our Board of Directors has undertaken a review of its composition, the composition of its committees, and the independence of each director, and has considered whether any director has a material relationship with the Company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based on information provided by each director concerning his or her background, employment, and affiliations, including family relationships, our Board of Directors has determined that none of Messrs. Garg, Gosbee, Comcowich, Waller, Dr. Shah, and former directors, Messrs. Wong, Reis, Ankrum, have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC, and the listing standards of The Nasdaq Stock Market (the “Applicable Rules ”). The Board determined that Mr. Ketkar, Mr. Rey, Ms. Shupp, former director, and Dr. Knauf, current director who is not up for re-nomination, are not “independent” as that term is defined under the Applicable Rules. In making these determinations, our Board of Directors considered the current and prior relationships that each director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each director or affiliated entities, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

The Board of Directors also has determined that each director other than Rajendra Ketkar is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code, as amended.

Board Committees

Our Board of Directors currently has an audit committee, a compensation committee, and a nominating and governance committee. The composition and responsibilities of each of the committees of our Board of Directors are described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors.

Audit Committee

Our audit committee is currently comprised of Messrs. Comcowich, Gosbee, and Shah, with Mr. Comcowich serving as audit committee chair. Our Board of Directors has determined that each of the members of our audit committee satisfies the requirements for independence and financial literacy under the current listing standards of The Nasdaq Stock Market and SEC rules and regulations, including Rule 10A-3. Our Board of Directors also has determined that Mr. Gosbee is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended, or the Securities Act. Our audit committee held four meetings in fiscal 2016. The responsibilities of our audit committee include, among other things:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•	helping to ensure the independence and performance of the independent registered public accounting firm;
•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•	reviewing our policies on risk assessment and risk management;
•	reviewing related party transactions; and
•	approving all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

In accordance with and pursuant to Section 10A(i)(3) of the Exchange Act, our Board of Directors has delegated to Mr. Comcowich the authority to pre-approve any auditing and permissible non-auditing services to be performed by our registered independent public accounting firm, provided that all such decisions to pre-approve an activity are presented to the full audit committee at its first meeting following any such decision.

Our audit committee was established in accordance with, and operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of The Nasdaq Stock Market. A copy of the charter of our audit committee is available in the Investors section of our website at http://ir.arcadiabio.com under “Corporate Governance.”

Compensation Committee

Our compensation committee is currently comprised of Messrs. Garg and Gosbee, with Mr. Gosbee serving as compensation committee chair. Each member of our compensation committee meets the requirements for independence for compensation committee members under current Nasdaq Stock Market and SEC rules and regulations. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986. The purpose of our compensation committee is to discharge the responsibilities of our Board of Directors relating to compensation of our executive officers.

During fiscal 2016, our compensation committee held six meetings. The responsibilities of our compensation committee include, among other things:

•	reviewing, approving, and determining, or making recommendations to our Board of Directors regarding, the compensation of our executive officers;
•	administering our stock and equity incentive plans;
•	reviewing and approving or making recommendations to our Board of Directors regarding incentive compensation and equity plans; and
•	establishing and reviewing general policies relating to compensation and benefits of our employees.

Our compensation committee has, as it has determined necessary, engaged Compensia, Inc., an independent compensation consulting firm, to provide data and recommendations that the compensation committee has used in setting executive and non-employee director compensation.

Our compensation committee was established in accordance with, and operates under, a written charter that satisfies the applicable rules of the SEC and the listing standards of The Nasdaq Stock Market. A copy of the charter of our compensation committee is available in the Investors section of our website at http://ir.arcadiabio.com under “Corporate Governance.”

Nominating and Governance Committee

Our nominating and governance committee is currently comprised of Messrs. Comcowich, Gosbee, and Shah, each of whom is a non-employee member of our Board of Directors, with Mr. Gosbee serving as nominating and governance committee chair. Our Board of Directors has determined that each of Mr. Gosbee and Dr. Shah meet the requirements for independence under the listing standards of The Nasdaq Stock Market and SEC rules and regulations, and thus has determined that each of Messrs. Comcowich, Gosbee and Dr. Shah is independent.

During fiscal 2016, our nominating and governance committee held four meetings. The responsibilities of our nominating and governance committee include, among other things:

•	identifying, evaluating, and selecting, or making recommendations to our Board of Directors regarding, nominees for election to our Board of Directors and its committees;
•	considering and making recommendations to our Board of Directors regarding the composition of our Board of Directors and its committees;
•	reviewing and assessing the adequacy of our corporate governance practices and recommending any proposed changes to our Board of Directors; and
•	evaluating the performance of our Board of Directors and of individual directors.

Our nominating and governance committee operates under a written charter that satisfies the applicable listing requirements and rules of The Nasdaq Stock Market. A copy of the charter of our nominating and governance committee is available in the Investors section of our website at http://ir.arcadiabio.com under “Corporate Governance.”

Committee Membership

The members of each of these committees as of April 12, 2017 are identified below.

Audit Committee	Compensation Committee	Nominating and Governance Committee
Kevin Comcowich (chair)	George F.J. Gosbee (chair)	George F.J. Gosbee (chair)
Rajiv Shah M.D.	Uday Garg	Kevin Comcowich
George F.J. Gosbee	(vacant)	Rajiv Shah, M.D.

Considerations in Evaluating Director Nominees

Our nominating and governance committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our nominating and governance committee will consider the current size and composition of our Board of Directors and the needs of our Board of Directors and the respective committees of our Board of Directors. Some of the qualifications that our nominating and governance committee considers include, without limitation: issues of character, integrity, and judgment; independence; diversity, including diversity of experience; experience in corporate management, operations, finance, business development, and mergers and acquisitions; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; length of service; and any other relevant qualifications, attributes, or skills. Nominees also must have the ability to offer advice and guidance to our Chief Executive Officer based on past experience in positions with a high degree of responsibility and should be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of our nominating and governance committee to perform all Board of Directors responsibilities and responsibilities of those committees on which they serve.

Members of our Board of Directors are expected to prepare for, attend, and participate in all Board of Directors and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our nominating and governance committee may also consider such other factors as it may deem, from time to time, are in the best interests of the Company and its stockholders.

The policy of our nominating and governance committee is to consider properly submitted stockholder recommendations for candidates for membership on the Board. In evaluating such recommendations, the nominating and governance committee will address the membership criteria set forth above.

Although our Board of Directors does not maintain a specific policy with respect to board diversity, our Board of Directors believes that our Board should be a diverse body, and our nominating and governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our nominating and governance committee may take into account the benefits of diverse viewpoints. Our nominating and governance committee also considers these and other factors as it oversees the annual Board of Directors and committee evaluations. After completing its review and evaluation of director candidates, our nominating and governance committee recommends to our full Board of Directors the director nominees for selection.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that is applicable to all of our employees, officers, and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. A copy of our Code of Business Conduct and Ethics is available in the Investors section of our website at http://ir.arcadiabio.com under “Corporate Governance.”

Board Leadership Structure

Mr. Gosbee currently serves as Interim Chair of our Board and Mr. Ketkar serves as President and Chief Executive Officer, as well as a member of our Board. The Board has not adopted a specific policy on whether the same person should serve as both the chief executive officer and chair of the Board or, if the roles are separate, whether the chair should be selected from the non-employee directors or should be an employee. The Board believes it is appropriate to retain the discretion and flexibility to make these determinations from time to time as needed to provide appropriate leadership for the Company. At this time, the Board believes that it has achieved the best Board leadership structure for the Company by separating the roles of Chair and Chief Executive Officer.

Mr. Gosbee, as Interim Chair, presides at all meetings of the Board, including executive sessions of the Board and the independent directors, facilitates discussions among independent directors on key issues and concerns outside of Board meetings, serves as a liaison between the Chief Executive Officer and the other directors, reviews information to be sent to the Board, collaborates with the Chief Executive Officer and other members of Company management to set meeting agendas and Board information, assists the chairs of the committees of the Board as requested, and performs such other functions and responsibilities as requested by the Board or the independent directors from time to time. In performing the duties described above, the Chair is expected to consult with, and does consult with, the chairs of the appropriate Board committees.

Board’s Role in Risk Oversight

In addition to the responsibilities performed by our audit committee, the Board of Directors plays an active role in overseeing management of the Company’s risks. The Board of Directors focuses on the most significant operational risks facing our Company related to our business, assets, and liabilities, as well as our key financial risks, such as credit risk, interest rate risk, liquidity risk, and other market-related risk. Our Board seeks to ensure that risks undertaken by the Company are consistent with an overall risk profile that is appropriate for the Company and the achievement of its business objectives and strategies. The Board of Directors recognizes that risk management and oversight comprise a dynamic and continuous process and therefore reviews the Company’s risk model and process periodically. The Board of Directors performs these tasks both in collaboration with and independently of the audit committee and Company management.

Non-Employee Director Compensation

The following table summarizes compensation paid to our non-employee directors during the year ended December 31, 2016. Directors who are also our employees receive no additional compensation for their service as a director. During the year ended December 31, 2016, three directors, Mr. Rey, our former President and Chief Executive Officer, Dr. Knauf, our former Chief Scientific Officer, and Mr. Ketkar, our current President and Chief Executive Officer were employees. Compensation for Messrs. Rey, Knauf, and Ketkar is discussed in “Executive Compensation.”

Name	Fees Earned or Paid in Cash(1)	Option Awards(2)	Total
Kevin Comcowich	$10,332	$60,000	$70,332
Darby E. Shupp	$77,621	$37,258	$114,879
Matthew A. Ankrum	$23,814	—	$23,814
Uday Garg	$46,486	$27,944	$74,430
George F.J. Gosbee	$73,447	$27,944	$101,391
James R. Reis	$30,174	—	$30,174
Rajiv Shah, M.D.	$43,125	$27,944	$71,069

(1)	Represents the cash annual retainer and the meeting attendance fees earned by the non-employee directors.
(2)

Amounts do not reflect compensation actually received by the non-employee director. Instead, the amounts represent aggregate grant date fair value of options granted during 2016 computed in accordance with ASC Topic 718 Stock Compensation. The valuation assumptions used in determining such amounts are described in Note 11 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. Messrs. Garg, Gosbee and Shah, as continuing non-employee directors, each received a grant of 18,112 stock options, which vest on the earlier of the one year anniversary of the date of grant and the date of the Company’s next annual meeting, as described below. Ms. Shupp, as a continuing non-employee chair director, received a grant of 24,149 stock options, which vest on the earlier of the one year anniversary of the date of grant and the date of the Company’s next annual meeting. Mr. Wong resigned from our Board effective as of February 10, 2016. Messrs. Reis and Ankrum resigned from our Board effective as of July 8, 2016. Ms. Shupp resigned from our Board effective as of November 10, 2016. Mr. Comcowich, as a new non-employee director for fiscal year 2016, received a grant of 47,910 stock options, which vest over a three-year period as described below.

The following table lists all outstanding equity awards held by our non-employee directors as of December 31, 2016.

Director Name	Option Grant Date	Number of Options Granted		Option Exercise Price Per Share ($)(1)	Option Expiration Date
George F.J. Gosbee	5/14/2015	15,000	(2)	$8.00	5/14/2025
	8/18/2016	18,112	(3)	$2.14	8/18/2026
Kevin Comcowich	10/30/2016	47,910	(4)	$1.72	10/30/2026
Uday Garg	8/18/2016	18,112	(3)	$2.14	8/18/2026
Rajiv Shah M.D.	5/14/2015	15,000	(2)	$8.00	5/14/2025
	8/18/2016	18,112	(3)	$2.14	8/18/2026

(1)	The option exercise price per share reflects the fair market value per share of our common stock on the date of grant.
(2)	These options vest in three equal annual installments on May 14, 2016, 2017, and 2018.
(3)	These options vest on the earlier of the one year anniversary of the date of grant and the date of the Company’s next annual meeting, June 7, 2017.
(4)	These options vest in three equal annual installments on October 30, 2017, 2018, and 2019.

Non-Employee Director Compensation Policy

Policy in Effect for Fiscal Year 2016

In February and March 2016, the compensation committee of our Board of Directors evaluated our director compensation policies to determine whether they were competitive in the current marketplace. In conducting its evaluation, the compensation committee retained and relied on analysis, evaluation, and recommendations prepared by Compensia, an independent compensation consultant. At a March 4, 2016 meeting, our compensation committee recommended and our Board of Directors approved adjustments to our Director Compensation Policy. Following is a discussion of the Director Compensation Policy that applies to cash compensation effective January 1, 2016 and equity compensation effective as of June 9, 2016 Annual Meeting.

Cash Compensation

Effective as of January 1, 2016, each non-employee director is entitled to an annual cash retainer at a rate of $30,000 for serving on our Board of Directors. The retainer is payable in arrears in equal quarterly installments, subject to such director’s continued service on the last day of the preceding quarter and prorated as necessary to reflect service commencement or termination during the quarter. In addition, each non-employee director shall receive the following amount for each regular meeting of the Board attended: (i) $2,500 if attendance is in person or (ii) $500 if attendance is through remote means (e.g., attending by telephone); provided, however, that the total meeting fees may not exceed $10,000 per calendar year.

The chair and non-chair members of the Board’s three standing committees are entitled to the following additional annual cash fees (payable quarterly in arrears and prorated for partial service in a quarter):

Board Committee	Chair Fee	Non-Chair Member Fee
Audit Committee	$18,000	$7,500
Compensation Committee	12,000	6,000
Nominating and Governance Committee	8,500	4,500

The chair of the Board is entitled to an additional $40,000 annual cash fee (payable quarterly in arrears and prorated for partial service in a quarter).

Equity Compensation

Effective as of the June 9, 2016, upon joining the Board, each newly elected non-employee director (excluding an employee director who ceases to be an employee, but who remains a director) receives an initial option to purchase a number of shares of our common stock equal to equal to (x) $60,000 divided by (y) the Black-Scholes value of a share on the date of grant, as determined consistent with the historical practices of the Company. This initial option will vest and become exercisable in three equal installments on each of the first three anniversaries of the date of grant, subject to the director’s continued service through each vesting date. The per share exercise price for the initial option shall be equal to the fair market value for a share of our common stock on the date of grant, which shall be equal to the closing price of our common stock on the date of grant as reported on the Nasdaq Stock Market. An employee director who ceases to be an employee, but who remains a director, will not receive an option grant.

On the date of each annual meeting of our stockholders, each non-employee director (including a non-employee director who was previously an employee) will be granted an annual option to purchase a number of shares of our common stock equal to equal to (x) $30,000 divided by (y) the Black-Scholes value of a share on the date of grant, as determined consistent with the historical practices of the Company. This annual option will vest and become exercisable on the earlier of (i) the one year anniversary of the date of grant or (ii) the date of our next annual meeting of stockholders, subject to the director’s continued service through the vesting date. The per share exercise price for the annual option shall be equal to the fair market value for a share of our common stock on the date of grant.

On the date of each annual meeting of our stockholders, the chair of the Board will be granted an annual option to purchase a number of shares of our common stock equal to equal to (x) $40,000 divided by (y) the Black-Scholes value of a share on the date of grant, as determined consistent with the historical practices of the Company. This annual option for the chair of the Board will vest and become exercisable on the earlier of (i) the one year anniversary of the date of grant or (ii) the date of our next annual meeting of stockholders, subject to the chair of the Board’s continued service through the vesting date. The per share exercise price for the annual option for the chair of the Board shall be equal to the fair market value for a share of our common stock on the date of grant.

Notwithstanding the vesting schedules described above, the vesting of each equity award will accelerate in full upon a change in control and termination of directorship.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors, certain officers, and ten percent (10%) stockholders to file reports of ownership and changes in ownership with the SEC. Based upon a review of filings with the SEC and/or written representations that no other reports were required, we believe that all reports for the Company’s officers and directors that were required to be filed under Section 16 of the Exchange Act were timely filed for fiscal year 2016 except for Roger Salameh, our former Chief Operating Officer. Mr. Salameh did not report options beneficially owned by Mr. Salameh through his spouse, including the exercise and sale of 811 shares of our common stock on August 4, 2016 and the exercise and sale of 42 shares of our common stock on August 5, 2016.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of April 12, 2017 by:

(1)	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;
(2)	each of our named executive officers;
(3)	each of our directors and nominees for directors; and
(4)	all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. To our knowledge, no person or entity, except as set forth below, is the beneficial owner of more than 5% of the voting power of our common stock as of the close of business on April 12, 2017.

Under SEC rules, the calculation of the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person includes both outstanding shares of our common stock then owned as well as any shares of our common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of April 12, 2017. Shares subject to those options or warrants for a particular person are not included as outstanding, however, for the purpose of computing the percentage ownership of any other person. We have based percentage ownership of our common stock on 42,664,821 shares of our common stock outstanding as of April 12, 2017.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Arcadia Biosciences, Inc., 202 Cousteau Place, Suite 105, Davis, CA 95618.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Outstanding
Named Executive Officers, Directors and Director Nominees:
Eric J. Rey(1)	1,161,784	2.7%
Mark W. Wong(2)	9,500	*
Roger Salameh(3)	228,902	*
Rajendra Ketkar(4)	203,122	*
Vic C. Knauf, Ph.D.(5)	460,979	1.1%
Wendy S. Neal(6)	3,750	*
George F.J. Gosbee(7)	28,112	*
Uday Garg(8)	10,213,763	23.9%
Rajiv Shah, M.D.(9)	28,112	*
Kevin Comcowich	—	*
Gregory D. Waller	—	*
All current executive officers and directors as a group (8 persons)(10)	11,066,412	25.9%
5% Stockholders:
Moral Compass Corporation(11)	22,515,364	52.8%
4835 E. Exeter Blvd. Phoenix, AZ 85018
Mandala Agribusiness Fund(8)	10,195,651	23.9%
c/o GFin Corporate Services Ltd., 9th Floor, Orange Tower, Cybercity, Ebene, Mauritius
Waddell & Reed Financial, Inc.(12)	4,855,000	11.4%
6300 Lamar Avenue Overland Park, KS 66202

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)

Mr. Rey served as our President and Chief Executive Officer and as a member of our Board of Directors until his resignation from those positions on February 11, 2016. Beneficial ownership consists of (i) 141,680 shares of common stock and (ii) 1,020,104 shares of common stock issuable pursuant to stock options exercisable within 60 days after April 12, 2017.

(2)

Mr. Wong served as our Acting President and Chief Executive Officer and as a member of our Board of Directors from January 12, 2016 to February 10, 2016. Beneficial ownership consists of 8,500 shares of common stock.

(3)

Mr. Salameh served as our Interim President and Chief Executive Officer from February 11, 2016 to May 23, 2016. His beneficial ownership, which includes shares and options held by his spouse, consists of (i) 17,397 shares of common stock and (ii) 211,505 shares of common stock issuable pursuant to stock options exercisable within 60 days after April 12, 2017.

(4)

Mr. Ketkar is our current President and Chief Executive Officer and a member of our Board of Directors. Beneficial ownership consists of 203,122 shares of common stock issuable pursuant to stock options exercisable within 60 days after April 12, 2017.

(5)

Dr. Knauf served as our Chief Scientific Officer until his retirement on December 31, 2016 and is currently a member of our Board of Directors. His beneficial ownership consists of (i) 47,134 shares of common stock, (ii) 408 shares of common stock issuable pursuant to a warrant that is currently exercisable, and (iii) 413,437 shares of common stock issuable pursuant to stock options exercisable within 60 days after April 12, 2017.

(6)	Ms. Neal served as our Chief Legal Officer until her separation from the Company on February 3, 2017. Her beneficial ownership consists of 3,750 shares of common stock.
(7)

Mr. Gosbee is the current interim chair of our Board of Directors. Beneficial ownership consists of 28,112 shares of common stock issuable pursuant to stock options exercisable within 60 days after April 12, 2017.

(8)

Beneficial ownership information is based on (i) information contained in a Schedule 13G (“Schedule”) filed on February 16, 2016 by Mandala Agribusiness Fund (“MAF”) on its own behalf and on behalf of certain affiliated entities and persons and (ii) 18,112 shares of common stock issuable pursuant to stock options exercisable within 60 days after April 12, 2017, which Mr. Garg received as a member of our Board of Directors. The Schedule indicates that, as of December 31, 2015, the board of directors of MAF had shared voting and dispositive power over (i) 8,705,808 shares of common stock owned by Mandala Agribusiness Co-Investments I Ltd. (“MACIL”), (ii) 375,000 shares of common stock owned by Mandala Capital AG Limited (“MCAL”), and (iii) 1,114,843 shares of common stock issuable pursuant to warrants held by

MACIL that are currently exercisable. Mr. Garg is the managing director and a member of the board of directors of MACIL. Mr. Garg, Dominic Redfern, Tej Gujadhur, and Sheokumar Gujadhur are members of the board of directors of MAF.

(9)	Consists of 28,112 shares of common stock issuable pursuant to stock options exercisable within 60 days after April 12, 2017.
(10)

Consists of (i) 9,145,043 shares of common stock (ii) 1,115,251 shares of common stock issuable pursuant to exercisable warrants, and (iii) 806,116 shares of common stock subject to options exercisable within 60 days of April 12, 2017, in each case beneficially owned by our current executive officers and directors.

(11)

Beneficial ownership is based on information contained in a Schedule 13D filed on March 10, 2017 by Moral Compass Corporation (“MCC”). This schedule indicates that, as of March 10, 2017, MCC had sole voting and sole dispositive power over 22,515,364 shares of our common stock. MCC is owned by the John G. Sperling 2012 Irrevocable Trusts No. 1, 2 and 3 (collectively, the “Sperling Trusts”). Ms. Shupp, Terri Bishop, and Peter Sperling together serve as trustees of the Sperling Trusts and have shared voting and investment power of the shares held by MCC. Ms. Shupp served as chair of our Board of Directors until her resignation on November 10, 2016.

(12)

Beneficial ownership information is based on information contained in a Schedule 13G/A filed on February 14, 2017 by Waddell & Reed Financial, Inc. (“Waddell & Reed”) on its own behalf and on behalf of certain subsidiaries. This schedule indicates that, as of December 31, 2016, Waddell & Reed, together with its subsidiaries, had sole voting and sole dispositive power over 4,855,000 shares of our common stock.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the following section titled “Executive Compensation” with management. Based on such review and discussion, the compensation committee has recommended to the Board of Directors that the section titled “Executive Compensation” be included in this Proxy Statement.

Respectfully submitted by the members of the compensation committee of the Board of Directors:

George F.J. Gosbee (Chair)

Uday Garg

Executive Compensation

As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act. This executive compensation section discloses the compensation awarded to, or earned by, our “named executive officers” or “NEOs” during 2015 and 2016.

For 2015, our NEOs were:

•	Eric J. Rey, our former President and Chief Executive Officer;
•	Vic C. Knauf, Ph.D., our former Chief Scientific Officer;
•	Wendy S. Neal, our former Vice President and Chief Legal Officer; and
•	Thomas P. O’Neil, our former Chief Financial Officer.

The above list includes our principal executive officer, the next two most highly compensated executive officers for fiscal year 2015, and Mr. O’Neil. Although Mr. O’Neil terminated employment with the Company on October 16, 2015, he will be a named executive officer of the Company for fiscal year 2015 because if he had remained employed until December 31, 2015, he would have been one of the two highest paid executive officers other than our principal executive officer.

For 2016, our NEOs were:

•	Rajendra Ketkar, our current President and Chief Executive Officer;
•	Roger Salameh, our former Interim President and Chief Executive Officer and our former Chief Operating Officer;
•	Eric J. Rey, our former President and Chief Executive Officer;
•	Mark W. Wong, our former Acting President and Chief Executive Officer
•	Vic C. Knauf, Ph.D., our former Chief Scientific Officer; and
•	Wendy S. Neal, our former Vice President and Chief Legal Officer.

The above list includes our former and current principal executive officers, the next two most highly compensated executive officers, Dr. Knauf and Ms. Neal. Although Mr. Rey terminated his employment with the Company on February 11, 2016, he is a named executive officer of the Company for fiscal year 2016 because he served as our principal executive officer in 2016 until January 12, 2016. Mr. Wong served as our interim executive officer from January 12, 2016 to February 10, 2016. Mr. Salameh is included in this list as he served as the Company’s principal executive officer from February 11, 2016 to May 23, 2016.

Processes and Procedures for Compensation Decisions

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to the Board of Directors on its discussions, decisions and other actions. Historically, our Chief Executive Officer has made recommendations to our compensation committee, often attended committee meetings, and was involved in the determination of compensation for the respective executive officers that report to him, except that our Chief Executive Officer did not make recommendations as to his own compensation. Additionally, our Chief Executive Officer made recommendations to our compensation committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results, and performance toward individual goal achievement. Our compensation committee then reviews the recommendations and other data and makes decisions as to total compensation for each executive officer other than the Chief Executive Officer, as well as each individual compensation component. Our compensation committee makes recommendations to the Board of Directors regarding compensation for our Chief Executive Officer. The independent members of the Board of Directors make the final decisions regarding executive compensation for our Chief Executive Officer.

The compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies.

2016 Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers during the fiscal years ended December 31, 2016 and 2015.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non- Equity Incentive Plan Compen- sation ($)(3)	All Other Compen- sation ($)		Total ($)
Rajendra Ketkar(4)	2016	$208,654	—	—	$535,589	$84,583	$33,050	(5)	$861,876
President and Chief Executive Officer
Eric J. Rey	2016	$80,000	—	—	—	—	$345,524	(6)	$425,524
Former President and Chief Executive Officer	2015	$389,259	$60,000	—	—	—	—		$449,259
Mark W. Wong	2016	$36,000	—	—	—	—	—		$35,992
Former Acting President and Chief Executive Officer
Roger Salameh	2016	$308,954	—	—	$118,481	$10,500	—		$437,935
Former Interim President and Chief Executive Officer and Chief Operating Officer	2015	$236,720	—	—	—	$19,896	—		$256,616
Vic C. Knauf, Ph.D.	2016	$329,624	—	—	$118,481	$14,700	—		$462,805
Former Chief Scientific Officer	2015	$278,268	—	—	—	$32,095	—		$310,363
Wendy S. Neal	2016	$395,412	—	—	$118,481	$8,897	—		$522,790
Former Vice President and Chief Legal Officer	2015	$410,621	—	—	$45,040	$28,321	—		$483,982
Thomas P. O’Neil(7)	2016	$—	—	—	—	—	$90,958	(8)	$90,958
Former Chief Financial Officer	2015	$182,166	—	—	$281,438	—	$56,118	(8)	$519,722

(1)	Mr. Rey received a bonus amount for fiscal year 2015, which was paid in 2016 in connection with his resignation as President and Chief Executive Officer of the Company.
(2)

The amounts shown represent the grant date fair value of awards granted, calculated in accordance with ASC Topic 718. For a discussion of the assumptions made in the valuations reflected in this column, see Note 11 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.

(3)

The amounts shown for 2016 represent amounts earned pursuant to our Executive Incentive Bonus Plan for services in 2016, which were paid in 2017. Messrs. O’Neil and Rey did not receive a bonus for fiscal year 2016 as Mr. O’Neil was not employed during 2016 and Mr. Rey ceased employment in February 2016. The bonus for Mr. Ketkar was determined at the discretion of the Compensation Committee. The amounts for Mr. Salameh, Dr. Knauf and Ms. Neal were determined based on a weighted average of the following metrics: Financial Goals, Milestone Goals, Strategic Goals and Individual Goals. The amounts shown for 2015 represent amounts earned pursuant to our Executive Incentive Bonus Plan for services in 2015, which were paid in 2016. Mr. O’Neil did not receive a bonus for fiscal year 2015 because he did not remain employed until the payment of such bonuses for fiscal year 2015. For Mr. Salameh, Dr. Knauf and Ms. Neal, the bonuses for fiscal year 2015 were determined based on a weighted average of the metrics described above.
(4)	Mr. Ketkar commenced employment in fiscal year 2016 and, therefore, no compensation data is provided for fiscal year 2015.
(5)	This amount represents relocation costs reimbursed to Mr. Ketkar, as agreed to in his offer letter.
(6)

This amount primarily represents the severance compensation paid or earned during 2016 pursuant to Mr. Rey’s Change in Control (“CIC”) Agreement (as described in more detail below). The remainder of the severance and COBRA payments is payable after 2016, subject to Mr. Rey’s continued compliance with certain restrictive covenants. This amount also includes fees paid to Mr. Rey for transition services performed as a consultant pursuant to the Consulting Services, Separation Agreement and Release executed at the time of his departure.

(7)	Mr. O’Neil terminated employment in fiscal year 2015 and, therefore, no compensation data is provided for fiscal year 2016.
(8)	These amounts represent the severance compensation paid or earned during 2015 and 2016 pursuant to Mr. O’Neil’s CIC Agreement (as described in more detail below).

Executive Employment Arrangements

Rajendra Ketkar (President and Chief Executive Officer)

In connection with the appointment of Mr. Ketkar to the position of President and Chief Executive Officer in May 2016, we entered into a confirmatory offer letter with Mr. Ketkar. The offer letter has no specific term and provides that Mr. Ketkar is an at-will employee. Pursuant to the offer letter, Mr. Ketkar’s annual base salary was established as $350,000 and his target bonus opportunity is 40% of his annual base salary. Additionally, the offer letter provided for an immediate grant of an option to purchase 750,000 shares of the common stock of the Company. Mr. Ketkar’s right to exercise the option vests over 4 years (25% on the one-year anniversary of May 23, 2017 and 1/48 per month thereafter), subject to his continued service.

Eric J. Rey (Former President and Chief Executive Officer)

In connection with the effectiveness of our initial public offering (the “IPO”), we entered into a confirmatory offer letter with Mr. Rey, our President and Chief Executive Officer at that time. The offer letter had no specific term and provided that Mr. Rey was an at-will employee. The confirmatory offer letter set forth, as of the effectiveness of the IPO, Mr. Rey’s annual base salary of $400,000 and his target bonus opportunity of 40% of his annual base salary. Mr. Rey resigned as our President and Chief Executive Officer on February 11, 2016.

Mark W. Wong (Former Acting President and Chief Executive Officer)

Our Board of Directors appointed Mark W. Wong to serve as our Acting President and Chief Executive Officer during Mr. Rey’s leave of absence commencing January 12, 2016. Mr. Wong fulfilled his duties and responsibilities in consultation and cooperation with our Board of Directors and our executive management team and received $10,000 per week as compensation for his services. On February 10, 2016, Mr. Wong notified the Board that he would be resigning from his positions as Acting President and Chief Executive Officer of the Company and member of the Board in order to pursue other business opportunities.

Roger J. Salameh (Former Interim President and Chief Executive Officer and former Chief Operating Officer)

In connection with Mr. Ketkar’s appointment to the position of President and Chief Executive Officer, Mr. Salameh was appointed to the position of Chief Operating Officer in May 2016. Previously, Mr. Salameh was the Interim President and Chief Executive Officer of the Company. Mr. Salameh’s annual base salary was established as $280,000 effective as of February 11, 2016. Additionally, during the period that Mr. Salameh served as the Interim President and Chief Executive Officer, he received an additional monthly compensation equal to $10,000 (pro-rated for any partial month as the Interim President and Chief Executive Officer). Prior to his role as Interim President and Chief Executive Officer, Mr. Salameh served as the Company’s Vice President of Business Development. His target bonus opportunity was 25% of his annual base salary. Mr. Salameh was terminated as our Chief Operating Officer on February 10, 2017.

Vic C. Knauf, Ph.D. (Former Chief Scientific Officer)

In connection with the IPO, we entered into a confirmatory offer letter with Dr. Knauf, our Chief Scientific Officer at the time. The offer letter had no specific term and provided that Dr. Knauf is an at-will employee. The confirmatory offer letter set forth, as of the effectiveness of the IPO, Dr. Knauf’s annual base salary of $280,000 and his target bonus opportunity was 35% of his annual base salary. Dr. Knauf retired as of December 31, 2016.

Wendy S. Neal (Former Vice President and Chief Legal Officer)

In connection with the IPO, we entered into a confirmatory offer letter with Ms. Neal, our Vice President and Chief Legal Officer at that time. The offer letter had no specific term and provided that Ms. Neal is an at-will employee. The confirmatory offer letter set forth, as of the effectiveness of the IPO, Ms. Neal’s annual base salary of $395,412 and her target bonus opportunity was 15% of her annual base salary. Ms. Neal was terminated as Vice President and Chief Legal Officer on February 3, 2017.

Thomas P. O’Neil (former Chief Financial Officer)

On February 25, 2015, in connection with his initial hiring, the Company entered into an offer letter with Mr. O’Neil, our former Chief Financial Officer. The letter established Mr. O’Neil’s annual base salary of $280,000 and his target bonus opportunity of 35% of his annual base salary. Additionally, the offer letter provided for an immediate grant of an option to purchase 62,500 shares of the common stock of the Company. Mr. O’Neil’s right to exercise the option vested over 4 years (25% on the one-year anniversary of February 11, 2015 and 1/48 per month thereafter), subject to his continued service. As of Mr. O’Neil’s termination date, no portion of the option had vested.

Potential Payments upon Termination or Change In Control

Severance and Change in Control Agreements

In February 2015, our Board approved severance and change in control agreements (the “CIC Agreements”) for each of our executive officers, the specific terms of which are discussed below. Each of the CIC Agreements expires by its terms on the third anniversary of the effective date of such agreement.

Pursuant to the CIC Agreements, if we terminate an executive’s employment with us for a reason other than cause (as defined in the CIC Agreements) or the executive’s death or disability (as defined in the CIC Agreements) at any time other than during the twelve-month period immediately following a change of control (as defined in the CIC Agreements), then such executive will receive the following severance benefits from the Company: (i) severance in the form of base salary continuation for a period of six months (twelve months for Mr. Rey); and (ii) reimbursement for premiums paid for coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, for the executive and the executive’s eligible dependents for up to six months (twelve months for Mr. Rey).

If during the twelve-month period immediately following a change of control (as defined in the CIC Agreements), (x) we terminate an executive’s employment with us for a reason other than cause (as defined in the CIC Agreements) or the executive’s death or disability (as defined in the CIC Agreements), or (y) an executive resigns from such employment for good reason (as defined in the CIC Agreements), then, in lieu of the above described severance benefits, such executive shall receive the following severance benefits from the Company: (i) severance in the form of base salary continuation for a period of twelve months (24 months for Mr. Rey); (ii) reimbursement for premiums paid for coverage pursuant to COBRA, for the executive and the executive’s eligible dependents for up to twelve months (24 months for Mr. Rey); and (iii) vesting shall accelerate as to 100% of all of the executive’s outstanding equity awards.

An executive’s receipt of severance payments or benefits pursuant to a CIC Agreement is subject to the executive signing a release of claims in our favor and complying with certain restrictive covenants set forth in the CIC Agreement.

Each CIC Agreement contains a “better after-tax” provision, which provides that if any of the payments to an executive constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to the executive, whichever results in the executive receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code, in each case based upon the highest marginal rate for the applicable tax.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding stock options held by our named executive officers as of December 31, 2016.

	Option Awards
Name and Principal Position	Number of securities underlying unexercised options (#) exercisable(1)	Number of securities underlying unexercised options (#) unexercisable(1)		Option Exercise Price ($)	Option Expiration Date
Eric J. Rey(2)	520,104	—		$1.08	6/30/2018
	137,500	—		$2.24	11/1/2019
	187,500	—		$2.24	1/1/2020
	125,000	—		$13.56	1/1/2021
	25,000	—		$13.56	12/31/2022
	25,000	—		$6.12	10/29/2024
Mark W. Wong (3)	—	—		—	—
Roger Salameh	72,400	—		$1.08	6/30/2018
	25,000	—		$2.24	11/1/2019
	50,000	—		$2.24	1/1/2020
	12,500	—		$13.56	1/1/2021
	18,750	—		$13.56	12/31/2022
	12,239	—		$6.12	10/29/2024
Rajendra Ketkar	—	200,000	(4)	$1.35	5/23/2026
	—	225,000	(4)	$6.00	5/23/2026
	—	225,000	(4)	$8.00	5/23/2026
	—	50,000	(4)	$12.00	5/23/2026
	—	50,000	(4)	$15.00	5/23/2026
Vic C. Knauf	229,708	—		$1.08	6/30/2018
	53,000	—		$2.24	11/1/2019
	75,000	—		$2.24	1/1/2020
	18,750	—		$13.56	1/1/2021
	25,000	—		$13.56	12/31/2022
	11,979	521	(5)	$6.12	10/29/2024
Wendy S. Neal	50,000	—		$1.08	6/30/2018
	31,250	—		$2.24	11/1/2019
	50,000	—		$2.24	1/1/2020
	18,750	—		$13.56	1/1/2021
	25,000	—		$13.56	12/31/2022
	12,239	261	(5)	$6.12	10/29/2024
	4,791	5,209	(6)	$7.20	2/11/2025

(1)

Stock options to purchase our common stock were granted pursuant to our 2006 Stock Plan. No new awards will be granted under our 2006 Stock Plan, but the plan will continue to govern the terms of options granted thereunder.

(2)	Effective February 11, 2016, Eric J. Rey resigned as our President and Chief Executive Officer, and as a member of our Board of Directors.
(3)	Effective February 10, 2016, Mark W. Wong resigned as our Acting President and Chief Executive Officer, and as a member or our Board of Directors.
(4)	25% of the total option grant will vest on May 23, 2017, with the remaining 75% vests in 36 equal monthly installments beginning on May 31, 2017 and ending on April 30, 2020.
(5)

50% of the total option grant (12,500 shares) vested on February 7, 2015, and the remaining 50% vests in 24 equal monthly installments commencing on February 28, 2015, such that the award is fully vested on January 31, 2017, subject to the executive officer’s continued service through each vesting date.

(6)

25% of the total option grant (2,500 shares) vested on February 11, 2016, with the remaining 75% of shares vesting in 36 equal monthly installments commencing on February 29, 2016, such that the award will be fully vested on January 31, 2019, subject to the executive officer’s continued service through each vesting date.

EQUITY BENEFIT AND STOCK PLANS

Securities Authorized for Issuance under Equity Compensation Plans

As of December 31, 2016, we maintained three equity compensation plans, all of which were approved by the Board of Directors and our stockholders prior to our initial public offering in May 2015. The following table provides the information shown for each of the three plans as of December 31, 2016.

Plan	Shares issuable upon exercise of outstanding plan options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Shares remaining available for future issuance under equity compensation plans (excluding those reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders(1)	2,804,796	(2)	$3.65	4,510,157	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	2,804,796		$3.65	4,510,157

(1)

Includes the following plans: 2006 Stock Plan, 2015 Omnibus Equity Incentive Plan (“2015 Plan”), and 2015 Employee Stock Purchase Plan (“ESPP”). Only option grants were made under the 2006 Stock Plan and 2015 Plan.

(2)	As of December 31, 2016, there were 1,700,246 outstanding options or other equity grants under the 2015 Plan, and there had been purchases pursuant to the ESPP of 40,583 shares.
(3)

There are no shares of common stock available for issuance under our 2006 Stock Plan, but that plan will continue to govern the terms of option and stock purchase rights granted thereunder. Any shares of common stock that are subject to outstanding awards under our 2006 Stock Plan that are issuable upon the exercise of stock options or purchase of shares pursuant to stock purchase rights that expire or become unexercisable for any reason without having vested or been exercised in full will generally be available for future grant and issuance as shares of common stock under our 2015 Plan. This number includes 3,522,999 shares available for issuance under the 2015 Plan and 987,158 shares reserved for issuance under our ESPP. The 2015 Plan provides that on the first day of each fiscal year beginning in 2016 and ending in 2025, the number of shares available for issuance thereunder is automatically increased by a number equal to the least of (i) 1,650,000 shares, (ii) 4% of the outstanding shares of our common stock as of the last day of our immediately preceding fiscal year or (iii) such other amount as the Board of Directors may determine. Our ESPP provides that on the first day of each fiscal year beginning in 2016, the number of shares available for issuance thereunder is automatically increased by a number equal to the least of (i) 437,500 shares, (ii) 1% of the outstanding shares of our common stock on the first day of such fiscal year, or (iii) such other amount as the Board of Directors may determine.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

Our Certificate of Incorporation provides that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law, which prohibits our Certificate of Incorporation from limiting the liability of our directors for the following:

•	any breach of their duty of loyalty to the Company or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•	any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission, or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

Our amended and restated bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our amended and restated bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. Our amended and restated bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.

In addition to the indemnification required in our Certificate of Incorporation and amended and restated bylaws, we entered into an indemnification agreement with each member of the Board of Directors and each of our executive officers. These agreements provide for the indemnification of our directors and officers for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of our Company, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of our Company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our Certificate of Incorporation, amended restated bylaws, may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be harmed to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, director nominees, officers, employees, or other agents or is or was serving at our request as a director, director nominee, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

Certain of our non-employee directors may, through their relationships with their employers or affiliated entities, be insured or indemnified against certain liabilities incurred in their capacity as members of our Board of Directors. In our indemnification agreements with these non-employee directors, we have agreed that our indemnification obligations will be primary to any such other indemnification arrangements.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling our Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the director and executive officer compensation arrangements and indemnification arrangements discussed above under “Directors, Executive Officers and Corporate Governance” and “Executive Compensation,” since January 1, 2016 we have not been a party to any transactions in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or entities affiliated with them, had or will have a direct or indirect material interest.

Policies and Procedures for Related Party Transactions

Our audit committee charter states that our audit committee is responsible for reviewing and approving in advance any related party transaction, which is a transaction between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 in any calendar year and in which a related person has or will have a direct or indirect interest. Our audit committee has adopted policies and procedures for review of, and standards for approval of, such a related party transaction. For purposes of these policies and procedures, a related person is defined as an executive officer, director, or nominee for director, including his or her immediate family members, or a beneficial owner of greater than 5% our common stock, in each case since the beginning of the most recently completed year. Prior to the creation of our audit committee, our full Board of Directors reviewed related party transactions, with any directors abstaining from matters in which the director had an interest.

It is our intention to ensure that all future transactions between us and our officers, directors, and principal stockholders and their affiliates are approved by the audit committee of our Board of Directors and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

Interested parties who wish to communicate with our Board of Directors or any specified individual director, including our non-employee directors, may send their communications in writing to the Corporate Secretary at Arcadia Biosciences, Inc., 202 Cousteau Place, Suite 105, Davis, CA 95618, Attn: Corporate Secretary. The Corporate Secretary shall review all incoming communications (except for mass mailings, job inquiries, business solicitations and patently offensive or otherwise inappropriate material) and, if appropriate, route such communications to the appropriate member(s) of the Board of Directors or, if none is specified, to the Chair of the Board.

The Corporate Secretary may decide in the exercise of his judgment whether a response to any communication is necessary and shall provide a report to the nominating and governance committee on a quarterly basis of any communications received for which the Corporate Secretary has either responded or determined no response is necessary.

This procedure for communications with the non-management directors is administered by the Company’s nominating and governance committee. This procedure does not apply to (a) communications to non-employee directors from officers or directors of the Company who are stockholders, or (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

AUDIT COMMITTEE REPORT

This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Arcadia filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate it by reference therein .

The following is the report of the audit committee of our Board of Directors. The audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2016 with our management. In addition, the audit committee has discussed with Deloitte & Touche LLP, our independent registered public accountants, the matters required to be discussed by standards promulgated by the American Institute of Certified Public Accountants (“AICPA”) and Public Company Accounting Oversight Board (the “PCAOB”), including PCAOB Auditing Standard No. 16 “Communications with Audit Committees.” The audit committee also has received the written disclosures and the letter from Deloitte & Touche LLP as required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and the audit committee has discussed with Deloitte & Touche LLP the independence of Deloitte & Touche LLP.

Based on the audit committee’s review of the matters noted above and its discussions with our independent accountants and our management, the audit committee recommended to the Board of Directors that the financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Respectfully submitted by the members of the audit committee of the Board of Directors:

Kevin Comcowich (Chair)

Rajiv Shah

George F.J. Gosbee

PROPOSAL ONE: ELECTION OF DIRECTORS

Our Board of Directors consists of seven members. In accordance with our Certificate of Incorporation, the Board of Directors is divided into three classes with staggered three-year terms. At the 2017 Annual Meeting, two directors will be re-elected for three-year terms.

Nominees

Our nominating and governance committee of the Board of Directors recommended, and the Board of Directors approved, Eric J. Rey and Gregory D. Waller as nominees for election to the Board of Directors at the Annual Meeting. If elected, each of Mr. Rey and Mr. Waller will serve as Class II directors until our annual meeting in 2020, and until a successor is qualified and elected or until his earlier resignation, death or removal. Please see “Directors, Executive Officers and Corporate Governance” in this Proxy Statement for information concerning the nominees.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR each of Eric J. Rey and Gregory D. Waller. If the nominees are unable or decline to serve as a director at the time of the Annual Meeting, the proxies will be voted for another nominee designated by the Board of Directors. We are not aware of any reason that a nominee would be unable or unwilling to serve as a director.

Vote Required

Each director is elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends that stockholders vote “FOR” the election of each of Eric J. Rey and Gregory D. Waller as Class II directors.

PROPOSAL TWO—APPROVAL OF AN AMENDMENT TO

OUR CERTIFICATE OF INCORPORATION TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK

Our board of directors has adopted, subject to stockholder approval, an amendment to our Certificate of Incorporation to decrease the number of authorized shares of our common stock, $0.001 par value per share, from 400,000,000 shares to 150,000,000 shares. As of April 12, 2017, 42,664,821 shares of our common stock were issued and outstanding.

As a Delaware corporation, we are required to pay Delaware franchise tax. Delaware franchise tax is calculated based upon several variables, including a company’s number of total outstanding shares as compared to the company’s number of authorized shares of capital stock. The greater the difference between the number of shares outstanding and the number of shares authorized, the greater the tax liability. Our Certificate of Incorporation currently authorizes the issuance of up to 400,000,000 shares of our common stock. The currently authorized 400,000,000 shares of our common stock greatly exceeds the 42,664,821 shares outstanding as of April 12, 2017. In order to reduce our Delaware franchise tax liability, our board of directors has determined that it is in our best interest and that of our stockholders to amend our Certificate of Incorporation to decrease the number of authorized shares of our common stock from 400,000,000 shares to 150,000,000 shares. If our authorized shares were set at 150,000,000 shares in 2016, we would have lowered our Delaware franchise tax liability for 2016 by approximately $100,000. Subject to changes in the franchise tax rates by Delaware, we believe this proposed amendment to our Certificate of Incorporation will result in similar annual Delaware franchise tax savings in the future.

If our stockholders approve this proposal, our board of directors currently intends to file an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware (in the form attached as Appendix A) to decrease the number of authorized shares of our common stock immediately following stockholder approval. If this proposal is not approved by our stockholders, our Certificate of Incorporation will continue as currently in effect.

Our board of directors believes that it is prudent to decrease the authorized number of shares of our common stock from 400,000,000 shares to 150,000,000 shares in order to reduce our Delaware tax liability while maintaining an adequate reserve of authorized but unissued shares to save time and money in responding to future events requiring the issuance of additional shares of our common stock, such as acquisitions or equity offerings. All authorized but unissued shares of our common stock will be available for issuance from time to time for any proper purpose approved by our board of directors (including issuance in connection with stock-based employee benefit plans, future stock splits by means of a dividend and issuances to raise capital or effect acquisitions). Other than issuing sufficient shares to cover future equity grants under our 2015 Equity Incentive Plan, there are currently no arrangements, agreements or understandings for the issuance of the additional shares of authorized common stock.

THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF OUR COMMON STOCK ENTITLED TO VOTE ON THIS MATTER AT THE ANNUAL MEETING IS REQUIRED TO APPROVE THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSED AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK.

PROPOSAL THREE: RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS

Our audit committee of the Board of Directors has appointed Deloitte & Touche LLP as Arcadia’s independent registered public accountants for the year ending December 31, 2017, and the Board recommends that stockholders vote for ratification of such appointment.

Notwithstanding its selection or voting results, the audit committee in its discretion may appoint new independent registered public accountants at any time during the year if the audit committee believes that such a change would be in the best interests of Arcadia and its stockholders. If our stockholders do not ratify the appointment, the audit committee may reconsider whether it should appoint another independent registered public accounting firm.

Deloitte & Touche LLP served as Arcadia’s independent registered public accounting firm for the year ended December 31, 2016. We expect that representatives of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Principal Accounting Fees and Services

The following table sets forth all fees accrued or paid to Deloitte & Touche LLP for the years ended December 31, 2016 and 2015:

	Year Ended December 31,
	2016	2015
Audit Fees(1)	$506,460	$570,285
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	2,172	2,000
Total	$508,632	$572,285

(1)

Audit Fees consist of professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)	All other fees consist of licensing fees for Deloitte & Touche LLP’s accounting research software.

Pre-approval Policy. Under our audit committee’s policy governing our use of the services of our independent registered public accountants, the audit committee is required to pre-approve all audit and permitted non-audit services performed by our independent registered public accountants in order to ensure that the provision of such services does not impair the public accountants’ independence. In the years ended December 31, 2016 and 2015, all fees identified above under the captions “Audit Fees,” and “All Other Fees” that were billed by Deloitte & Touche LLP were approved by the audit committee in accordance with SEC requirements.

In the year ended December 31, 2016, there were no other professional services provided by Deloitte & Touche LLP, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of Deloitte & Touche LLP.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter is necessary to ratify the selection of Deloitte & Touche LLP as our independent registered public accountants for the year ending December 31, 2017. Abstentions are treated as shares of common stock present in person or represented by proxy and entitled to vote and therefore, will have the effect of a vote “against” the ratification of Deloitte & Touche LLP as our independent registered public accountants. Broker non-votes will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends that stockholders vote “FOR” the ratification of the selection of Deloitte & Touche LLP as Arcadia’s independent registered public accountants for the year ending December 31, 2017.

ANNUAL REPORTS

The Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (our “Annual Report”) (which is not a part of our proxy soliciting materials), is being mailed with this Proxy Statement to those stockholders that request to receive a copy of the proxy materials in the mail. Stockholders that received the Notice of Internet Availability of Proxy Materials can access this Proxy Statement and our Annual Report at www.proxyvote.com, which does not have “cookies” that identify visitors to the site. Requests for copies of our Annual Report may also be directed to the Corporate Secretary at Arcadia Biosciences, Inc., 202 Cousteau Place, Suite 105, Davis, CA 95618, Attn: Corporate Secretary.

We filed our Annual Report with the SEC on March 8, 2017. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by an Arcadia stockholder, we will mail without charge a copy of our Annual Report, including the financial statements and financial statement schedules, but excluding exhibits to our Annual Report. Exhibits to our Annual Report are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit(s). All requests should be directed to the Corporate Secretary at Arcadia Biosciences, Inc., 202 Cousteau Place, Suite 105, Davis, CA 95618, Attn: Corporate Secretary.

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented or otherwise allowed to be considered at the Annual Meeting, the persons named in the enclosed proxy will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to submit your proxy or voting instructions at your earliest convenience.

BY ORDER OF THE BOARD OF DIRECTORS

Davis, California

_________, 2017

APPENDIX A

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ARCADIA BIOSCIENCES, INC.

Arcadia Biosciences, Inc., a corporation organized under and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

FIRST:  The name of the Corporation is Arcadia Biosciences, Inc.

SECOND:  The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the Delaware General Corporation Law, adopted resolutions to amend Article IV of the Amended and Restated Certificate of Incorporation of the Corporation to read in its entirety as follows:

“ARTICLE IV

A.    Classes of Stock.  The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.”  The total number of shares which the Corporation is authorized to issue is One Hundred and Seventy Million (170,000,000) shares, consisting of One Hundred and Fifty Million (150,000,000) shares of Common Stock, par value $0.001 per share, and Twenty Million (20,000,000) shares of Preferred Stock, par value $0.001 per share.”

THIRD:  This Certificate of Amendment to the Amended and Restated Certificate of Incorporation was submitted to the stockholders of the Corporation and was duly approved by the required vote of stockholders of the Corporation in accordance with Sections 222 and 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, said Certificate of Amendment to the Amended and Restated Certificate of Incorporation has been duly executed by its authorized officer on ____________, 2017.

ARCADIA BIOSCIENCES, INC.

By:	/s/ Rajendra Ketkar
Rajendra Ketkar
President and Chief Executive Officer

ARCADIA BIOSCIENCES, INC. 202 COUSTEAU PLACE SUITE 105 DAVIS, CA 95618VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:E25411-P92449 KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYARCADIA BIOSCIENCES, INC.The Board of Directors recommends you vote FORthe following:ForAllWithholdAllFor AllExceptTo withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.1. To elect two Class II directors to hold office until the 2020 annual meeting of stockholders or until their respective successors are elected and qualified:Nominees:01)   Eric J. Rey02)   Gregory D. Waller The Board of Directors recommends you vote FOR the following proposal:For  Against  Abstain 2. To approve an amendment to our amended and restated Certificate of Incorporation (the "Certificate of Incorporation") to decrease the number of authorized shares of our common stock from 400,000,000 shares to 150,000,000 shares.The Board of Directors recommends you vote FOR the following proposal:3. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017.NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.Our Board of Directors recommends that you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement, FOR the approval of the amendment to the Certificate of Incorporation to decrease the number of shares of our common stock to 150,000,000 shares as described inProposal No. 2 of the Proxy Statement, and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountingfirm as described in Proposal No. 3 of the Proxy Statement.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date v1.1

Directions to the Annual Meeting of Stockholders to be held on June 7, 2017at theHyatt Regency San Francisco Airport1333 Bayshore Highway, Burlingame, California 94010Directions from the North (San Francisco):• Take US 101 south toward San Jose• Take the Broadway exit, EXIT 419B• Stay in the left 2 lanes to turn left onto Broadway• Continue onto Old Bayshore Highway• The Hyatt Regency will be on the left• Parking is available in the hotel parking lot ($6 up to one hour, $12 up to 6 hours)Directions from the South (San Jose): • Take US 101 north toward San Francisco• Take the Old Bayshore Highway exit, EXIT 419B• Continue slightly left onto Old Bayshore Highway• The Hyatt Regency will be on the left• Parking is available in the hotel parking lot ($6 up to one hour, $12 up to 6 hours)Important Notice Regarding the Availability of Proxy Materials for the Annual MeetingTo Be Held on June 7, 2017:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.E25412-P92449 ARCADIA BIOSCIENCES, INC.Annual Meeting of StockholdersJune 7, 2017 4:00 P.M.This proxy is solicited by the Board of DirectorsThe undersigned stockholder(s) hereby appoint(s) George F. J. Gosbee and Matthew T. Plavan, or either of them, as proxies, each having full power of substitution, to vote all of the shares of common stock of Arcadia Biosciences, Inc., that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on June 7, 2017, at 4:00 P.M. local time, at the Hyatt Regency San Francisco Airport, 1333 Bayshore Highway, Burlingame, California 94010, and any adjournment or postponement thereof, on all matters set forth on the reverse side and in his discretion upon such other matters as may properly come before the Annual Meeting.The undersigned hereby acknowledge(s) receipt of the Notice of Annual Meeting and Proxy Statement, dated April 28, 2017, and a copy of Arcadia Biosciences, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission on March 8, 2017. The undersigned hereby expressly revoke(s) any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this proxy with the Secretary of Arcadia Biosciences, Inc., give(s) notice of such revocation.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Our Board of Directors recommends that you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement, FOR the reduction of authorized shares in Proposal No. 2 of the Proxy Statement, and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm as described in Proposal No. 3 of the Proxy Statement. This proxy may be revoked at any time prior to the time it is voted.Continued and to be signed on reverse side v1.1